EXHIBIT 10.10.3

THE LIENS GRANTED PURSUANT TO THIS INSTRUMENT ARE SUBJECT AND SUBORDINATE TO THE LIENS GRANTED TO BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT, PURSUANT TO AN INTERCREDITOR AGREEMENT DATED AS OF MARCH 5, 2002 WITH BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT (THE “INTERCREDITOR AGREEMENT”).

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”) is dated as of March 5, 2002 and entered into by and between CIRCUS AND ELDORADO JOINT VENTURE, a Nevada general partnership (“Partnership” and in its capacity hereunder “Grantor”), SILVER LEGACY CAPITAL CORP., a Nevada corporation (“Capital” and in its capacity hereunder “Grantor” and together with Partnership “Grantors”), for the benefit of THE BANK OF NEW YORK, as trustee (in such capacity herein called “Secured Party”) under that certain Indenture dated as of March 5, 2002 (the “Indenture”) with respect to the 10 1/8% Mortgage Notes due 2012 (the “Notes”) issued and to be issued by Grantors.

PRELIMINARY STATEMENTS

1.             Grantors and Secured Party have entered into the Indenture.

2.             It is a condition to the issuance and sale of the Notes pursuant to the Indenture and the Purchase Agreement dated as of February 22, 2002 by and among the Grantors and the Representative for the Initial Purchasers named therein that the Grantors shall have executed this Agreement, and that Grantors shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantors hereby agree with Secured Party as follows:

SECTION 1.  Grant of Security.  Each Grantor hereby grants to Secured Party a security interest in all of such Grantor’s right, title and interest in and to the following, in each case whether now or hereafter existing or in which such Grantor now has or hereafter acquires an interest and wherever the same may be located (the “Collateral”):

(a)           all present and future chattels, furniture, furnishings, goods, equipment, fixtures and all other tangible personal property, of whatever kind and nature, including, without limitation, any building or structure that is now or that may hereafter be erected on the

Premises (as defined below), and including any of the foregoing owned by Grantor and placed or located in the Skyways (as defined below), further including, but not limited to, machinery, materials, goods and equipment now or hereafter used in the construction or operation of the Hotel (as defined below) (including, without limitation, air conditioning, heating, electrical, lighting, fire fighting and fire prevention, food and beverage service, laundry, plumbing, refrigeration, security, sound, signaling, telephone, television, window washing and other equipment and fixtures, of whatever kind or nature, including generators, transformers, switching gear, boilers, burners, furnaces, piping, sprinklers, sinks, tubs, valves, compressors, motors, carts, dumb waiters, elevators and other lifts, floor coverings, hardware, keys, locks, organs, pianos, planters, railings, scales, shelving, signs, tools, machinery, molds, dies, drills, presses, planers, saws, furniture, business fixtures, trade fixtures, electric, gas and other motor vehicles, uniforms, vacuum cleaners, hotel furniture, furnishings and equipment, bathroom furniture and furnishings (including towels, bathmats, hamperettes, shower curtains and other bath linens), beds and bedding (including mattresses, springs, pillows, bed pads, sheets, blankets, comforters, spreads and other bed linens and furnishings), bric-a-brac, chairs, chests, vanities, secretaries, bureaus, chiffonniers, love seats, benches, costumers, smoking stands, sand jars, desks, dressers, hangings, paintings, pictures, frames, sculptures, lamps, light bulbs, mirrors, night stands, ornaments, radios, stereo equipment, sofas, statuary, tables, telephones, televisions, vases, window coverings, foodstuffs, beverages (including beer, wine, liquor and other alcoholic beverages), and other consumables (including soap, shampoo, cleaning supplies and paper goods), cutlery, cooking, baking and other kitchen utensils and apparatus (including crockery, fryers, grills, kettles, mixers, pots, pans, pails, racks, steamers and toasters), china and other dishes, flatware, glassware, hollowware, serving pieces, trays, table linens, washers, dryers, irons, ironing boards and other ironing equipment, cables, outlets, plugs, wiring and related apparatus and fixtures, card readers, cash registers, adding machines, calculators, computers, keyboards, monitors, printers, printing equipment, envelopes, stationary, posting machines, blank forms, typewriters, typewriter stands, other office and accounting equipment and supplies, time stamps, time recorders, bookkeeping machines, checking machines, payroll machines, computer reservations systems, equipment used in the operation of casinos on the Premises (including but not limited to, gaming devices and associated equipment (as defined in Nevada Revised Statutes Chapter 463), including but not limited to, slot machines, cards, poker chips and gaming tables) and all other goods, equipment, furnishings, apparatus and fixtures that are now or may hereafter be located at or used at or in connection with the Premises and all other tangible personal property used or to be used at or in connection with, or placed or to be placed in, rooms, halls, lounges, offices, lobbies, lavatories, basements, cellars, vaults or other portions of the Hotel or of any other building or buildings hereafter constructed or erected thereon, whether herein enumerated or not, and whether or not contained in any such building, and which are used or to be used or useful in the operation and maintenance thereof, or in any bar, casino, hotel, restaurant, store, health spa, salon or other business conducted thereon, together with all replacements and substitutions for any and all personal property in which such Grantor has an interest, including without limitation such goods and equipment as shall from time to time be located, placed, installed or used in or upon, or procured for use, or to be used or useful in connection with the operation of the whole, or any part of, the Hotel and all parts thereof and all accessions thereto

(any and all such equipment, replacements, substitutions, parts and accessions being the “Equipment”);

(b)           all present and future inventory and merchandise in all of its forms including, but not limited to, (i) all goods held by such Grantor for sale or lease or to be furnished under contracts of service or so leased or furnished, (ii) all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in such Grantor’s business, (iii) all goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind, (iv) all goods that are returned to or repossessed by such Grantor, and (v) all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all accessions thereto and products thereof (all such inventory, accessions and products being the “Inventory”) and all negotiable documents of title:  (including without limitation warehouse receipts, dock receipts and bills of lading) issued by any person covering any of the foregoing (any such negotiable document of title being a “Negotiable Document of Title”);

(c)           all present and future accounts, accounts receivable, rentals, revenues, receipts, payments, and income of any nature whatsoever, including, without limitation, those derived from or received with respect to hotel rooms, banquet facilities, convention facilities, retail premises, bars, restaurants, casinos and any other facilities on the Premises and any facilities in the Skyways leased by such Grantor, agreements, contracts, leases, contract rights, payment intangibles, rights to payment, instruments, documents, letter-of-credit rights, chattel paper (whether tangible or electronic), security agreements, guaranties, undertakings, surety bonds, insurance policies, condemnation deposits and awards, notes and drafts, securities, certificates of deposit and the right to receive all payments thereon or in respect thereof (whether principal, interest, fees or otherwise), contract rights (other than rights under contracts or governmental permits that may not be transferred by law), including, without limitation, rights to all deposits from tenants and other users of the Hotel or facilities in the Skyways leased by such Grantor, rights under all contracts relating to the construction, renovation or restoration of any of the improvements now or hereafter located on the Premises or the financing thereof and all rights under payment or performance bonds, warranties, and guaranties, and all rights to payment from any credit/charge card organization or entity such as or similar to, and including, without limitation, the organizations or entities that sponsor and administer, respectively, the American Express Card, the Carte Blanche Card, the Diners Club Card, the Discover Card, the MasterCard and the Visa Card, books of account, and principal, interest and payments due on account of goods sold, services rendered, loans made or credit extended, on or in connection with the Hotel and all forms of obligations owing to and rights of such Grantor or in which such Grantor may have any interest, however created or arising (any and all such accounts, contract rights, payment intangibles, chattel paper, documents, instruments, general intangibles and other obligations being the “Accounts”, and any and all such security agreements, leases and other contracts being the “Related Contracts”);

(d)           the agreements listed in Schedule I annexed hereto, as each such agreement may be amended, supplemented or otherwise modified from time to time (said agreements, as so amended, supplemented or otherwise modified, being referred to herein individually as an “Assigned Agreement” and collectively as the “Assigned Agreements”), including without limitation (i) all rights of such Grantor to receive moneys due or to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) all claims of such Grantor for damages arising out of any breach of or default under the Assigned Agreements, and (iv) all rights of such Grantor to terminate, amend, supplement, modify or exercise rights or options under the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

(e)           all present and future right, title and interest of such Grantor in and to all leases, subleases, licenses, concessions, franchises and other use or occupancy agreements (collectively, “Leases”) (except, however, agreements made by such Grantor in the ordinary course of business for short-term use by members of the public of guest rooms and public rooms, including banquet and meeting facilities, located in the Improvements (as defined below)), and any amendments, modifications, extensions or renewals thereof, whether or not specifically herein described, and all amendments to the same, including, but not limited to, the following:  (i) all payments due and to become due under such Leases, whether as rent, damages, insurance payments, condemnation awards, or otherwise; (ii) all claims, rights, powers, privileges and remedies under such Leases; and (iii) all rights of such Grantor under such Leases to exercise any election or option, or to give or receive any notice, consent, waiver or approval, or to accept any surrender of the premises or any part thereof, together with full power and authority in the name of such Grantor, or otherwise, to demand and receive, enforce, collect, and receipt for any or all of the foregoing, to endorse or execute any checks or any instruments or orders, to file any claims, and to take any other action that Secured Party may deem necessary or advisable in connection therewith;

(f)            all present and future deposit accounts of such Grantor, including, without limitation, the Circus and Eldorado Joint Venture Account maintained at the office of Bank of America N.A., any demand, time, savings, passbook or like account maintained by such Grantor with any bank, savings and loan association, credit union or like organization. and all money, cash and cash equivalents of such Grantor, whether or not deposited in any such deposit account;

(g)           all shares of, and all securities convertible into and warrants, options and other rights to purchase or otherwise acquire, stock of any Person that, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of such Grantor (the “Pledged Shares”), the certificates or other instruments representing such shares, securities, warrants, options or other rights and any interest of such Grantor in the entries on the books of any financial intermediary pertaining to such shares, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, securities, warrants, options or other rights;

(h)           all indebtedness from time to time owed to such Grantor by any Person that, after the date of this Agreement, becomes, as a result of any occurrence, an Affiliate or a direct or indirect Subsidiary of such Grantor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness (the “Pledged Debt”);

(i)            all present and future general intangibles (including but not limited to all governmental permits relating to construction or other activities on the premises), all tax refunds of every kind and nature to which such Grantor now or hereafter may become entitled, however arising, all other refunds, and all deposits, goodwill, chooses in action, rights to payment or performance, gambling debts or gaining debts owed to such Grantor by such Grantor’s patrons (whether or not evidenced by a note), judgments taken on any rights or claims included in the Collateral, trade secrets, computer programs, software, customer lists, business names, trademarks, trade names and service marks (including, but not limited to: “Silver Legacy Hotel Casino” and any derivation thereof, including any and all state and federal applications and registrations thereof), patents, patent applications, licenses, copyrights, technology, processes, proprietary information and insurance proceeds;

(j)            all present and future books and records, including, without limitation, books of account and ledgers of every kind and nature, ledger cards, computer programs, tapes, disks and other information storage devices, all related data processing software, and all electronically recorded data relating to such Grantor or its business or the Hotel, all receptacles and containers for such records, and all files and correspondence;

(k)           all present and future maps, plans, specifications, surveys, studies, reports, data and drawings (including, without limitation architectural, structural, mechanical and engineering plans and specifications, studies, data and drawings) prepared for or relating to the development of the Hotel or the construction, renovation or restoration of any improvements on the Premises and the Skyways or the extraction of minerals, sand, gravel or other valuable substances from the Premises, together with all amendments and modifications thereto;

(l)            all present and future licenses, permits, variances, special permits, franchises, certificates, rulings, certifications, validations, exemptions, filings, registrations, authorizations, consents, approvals, waivers, orders, rights and agreements (including options, option rights and contract rights), other than those (including non-transferrable gaming permits) that may not be transferred by law, now or hereafter obtained by such Grantor from any governmental authority having or claiming jurisdiction over the Hotel, the Premises or the Skyways or any other element of the Collateral or providing access thereto, or the operation of any business on, at, or from the Hotel or the Skyways;

(m)          all present and future goods, including, without limitation, all consumer goods, inventory, equipment, and other supplies, of whatever kind or nature, and any and all other goods (including without limitation embedded software), wherever located, used or to be used in connection with or in the conduct of such Grantor’s business;

(n)           all present and future investment property, stocks, bonds, debentures, securities, subscription rights, options, warrants, puts, calls, certificates, partnership interests, joint venture interests, investments, brokerage accounts and all rights, preferences, privileges, dividends, distributions, redemption payments and liquidation payments received or receivable with respect thereto;

(o)           all present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and improvements to or of or with respect to any of the foregoing;

(p)           all other fixtures and storage and office facilities, and all accessions thereto and products thereof and all water stock relating to the Premises;

(q)           all other tangible and intangible personal property of such Grantor;

(r)            all rights, remedies, powers and privileges of such Grantor with respect to any of the foregoing; and

(s)           any and all proceeds, products, rents, income and profits of any of the foregoing, including, without limitation, all money, accounts, payment intangibles, general intangibles, deposit accounts, documents, instruments, chattel paper, investment property, letter of credit rights, goods, insurance proceeds (whether or not the Secured Party is the loss payee), and any other tangible or intangible property received upon the sale or disposition of any of the foregoing (it being agreed, for purposes hereof, that the term “proceeds” includes whatever is receivable or received when any of the Collateral is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary).

Notwithstanding anything to the contrary contained herein, Secured Party acknowledges that it has no security interest in (i) any Equipment securing Indebtedness permitted to be incurred under the terms of the Indenture (and that is permitted to be so secured under the Indenture), (ii) any cash of Grantors described in clauses (f), (i) and (n) above, to the extent such a security interest is prohibited by any Gaming Laws (as defined below) or (iii) any deposit account described in clause (f) above to the extent such a security interest is prohibited by applicable law.

SECTION 2.  Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), of all obligations and liabilities of every nature of Grantors now or hereafter existing under or arising out of or in connection with the Indenture and Notes and all extensions or renewals thereof, including, without limitation, any obligation incurred by Grantors with respect to the execution of any Assigned Agreement executed as provided hereunder and fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any holder of Notes as a preference, fraudulent transfer or otherwise (all such obligations and liabilities being the “Underlying Debt”), and all obligations of every nature of Grantors now or hereafter existing under this Agreement (all such obligations of Grantors, together with the Underlying Debt, being the “Secured Obligations”).”

SECTION 3.  Grantors Remains Liable.  Anything contained herein to the contrary notwithstanding, (a) Grantors shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release Grantors from any of their respective duties or obligations under the contracts and agreements included in the Collateral, and (c) Secured Party shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement or otherwise, nor shall Secured Party be obligated to perform any of the obligations or duties of Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 4.  Representations and Warranties.  Each Grantor, jointly and severally represents and warrants as follows:

(a)           Ownership of Collateral.  Except for the security interest created by this Agreement and any Liens permitted pursuant to the Indenture, Grantors own the Collateral free and clear of any Lien.  Except such as may have been filed in favor of Secured Party relating to this Agreement and Bank of America, N.A. relating to that certain Second Amended and Restated Credit Agreement dated as of February     , 2002, by and among the Partnership, the lenders described therein and Bank of America, N.A., as administrative agent (the “Credit Agreement”), no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

(b)           Location of Equipment and Inventory.  All of the Equipment and Inventory is, as of the date hereof, located at the places specified in Schedule II annexed hereto.

(c)           Office Locations:  Other Names.  The chief place of business, the chief executive office and the office where each Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts is, and has been for the four month period preceding the date hereof, located at 430 North Virginia Street, Reno, Nevada.  Grantors have not in the past done, and do not now do, business under any other name (including any trade-name or fictitious business name) except Silver Legacy Hotel & Casino.

(d)           Governmental Authorizations.  No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by Grantors of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by Grantors, or (iii) the perfection of or the exercise by Secured Party of its rights and remedies hereunder (except (i) authorization from any Gaming Authority for the exercise by Secured Party of certain of its rights and remedies hereunder; (ii) the filing of Uniform Commercial Code financing statements with the office of the Secretary of State of the State of Nevada and (iii) as has been previously taken by or at the direction of Grantors).

(e)           Perfection.  This Agreement, together with the filing of a UCC-1 financing statement describing the Collateral with the Secretary of State of Nevada and the filing and recording of the Deed of Trust (as defined below) with the Washoe County Recorder, which filings and recordings have been made, create a valid, perfected and enforceable security interest (subject only to Permitted Liens) in, and lien on, the Collateral, to the fullest extent that such security interest may be perfected by the filing of such financing statement under the Uniform Commercial Code in effect in the State of Nevada, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly made or taken provided that it is acknowledged that continuation statements must be filed in a timely manner in order to continue the perfection of such security interest and additional filings may have to be made in the event Grantor changes its name, principal place of business, chief executive officer or form of organization.

(f)            Other Information.  All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Grantors with respect to the Collateral is accurate and complete in all material respects or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

SECTION 5.  Further Assurances.

(a)           Each Grantor agrees that from time to time, at the expense of such Grantors, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Secured Party reasonably may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, each Grantor will: (i) at the request of Secured Party mark conspicuously each item of chattel paper included in the Accounts, each Related Contract and, at the request of Secured Party, each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to Secured Party, indicating that such Collateral is subject to the security interest granted hereby, (ii) at the request of Secured Party, deliver and pledge to Secured Party hereunder all promissory notes and other instruments (including checks) and all original counterparts of chattel paper constituting Collateral, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party, (iii) file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (iv) at any reasonable time, upon request by Secured Party, exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party, and (v) at Secured Party’s request, appear in and defend any action or proceeding that may affect such Grantor’s title to or Secured Party’s security interest in all or any significant part of the Collateral.

(b)           Each Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor.  Each Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by such Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.  Nothing contained herein shall impose any obligation on Secured Party to file any such financing or continuation statements, or to make any determination or judgment as to the necessity of making any such filings.

(c)           Each Grantor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

(d)           Each Grantor agrees, after the occurrence and during the continuation of an Event of Default, in the event that Secured Party shall apply for or appoint an agent to apply for a gaming or liquor license with any Gaming Authority or any governmental authority or seek to obtain consent from any Gaming Authority to foreclose on the Collateral (including all gaming permits) and operate the Premises or otherwise seek to enforce its rights hereunder, such Grantor shall provide such cooperation as is necessary in order for Secured Party to obtain the full benefits of this Agreement.  Without limiting the generality of the foregoing, if any Gaming Authority or any governmental authority shall require any amendments to the Collateral Documents or require such Grantor to execute such other documents as a condition to or as a part of such approval process, such Grantor shall consent to such amendments and/or execute such documents promptly.

SECTION 6.  Certain Covenants of Grantor.  Grantors shall:

(a)           not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

(b)           notify Secured Party of any change in either Grantor’s name, identity, corporate, general partnership or other organizational structure within 15 days of such change, and file such additional UCC-1 financing statements or other documents or amendments thereto with such governmental agencies as may be appropriate to continue the perfection of the security interests granted hereby;

(c)           give Secured Party 30 days’ prior written notice of any change in either Grantor’s jurisdiction of organization, place of business, chief executive office or residence or the office where either Grantor keeps its records regarding the Accounts and all originals of all chattel paper that evidence Accounts, and file such additional UCC-1 financing statements or other documents or amendments thereto with such governmental agencies as may be appropriate to continue the perfection of the security interests granted hereby;

(d)           if Secured Party gives value to enable either Grantor to acquire rights in or the use of any Collateral, use such value for such purposes; and

(e)           pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith and for which adequate reserves have been established; provided that Grantors shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment entered or filed against either Grantor or any of the Collateral as a result of the failure to make such payment.

SECTION 7.  Special Covenants With Respect to Equipment and Inventory.  Subject to the terms of the Intercreditor Agreement, Grantors shall:

(a)           keep the Equipment and Inventory at the places therefor specified on Schedule II annexed hereto or, upon 30 days’ prior written notice to Secured Party, at such other places in jurisdictions where all action that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Equipment and Inventory shall have been taken;

(b)           cause the Equipment to be maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and shall forthwith, or, [in the case of any loss or damage to any of the Equipment when subsection (c) of Section 8 is not applicable], as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end.  Grantors shall promptly furnish to Secured Party a statement respecting any material loss or damage to any of the Equipment;

(c)           provide prompt written notice to Secured Party of any material breach or default by any party to any Assigned Agreement;

(d)           notify Secured Party of the establishment after the date hereof of any deposit accounts in which Secured Party may take a security interest pursuant to applicable law and take such steps as may be necessary or appropriate, or requested by Secured Party, to perfect Secured Party’s lien therein and ensure the priority and enforceability thereof;

(e)           perform all acts that are necessary or desirable to cause all licenses, permits, variances, special permits, franchises, certificates, rulings, certifications, validations, exemptions, filings, registrations, authorizations, consents, approvals, waivers, orders, rights, and agreements in which a security interest has been conveyed to Secured Party pursuant to subsection 1(h) to remain in full force and effect;

(f)            keep correct and accurate records of the Inventory, itemizing and describing the kind, type and quantity of Inventory, Grantors’ cost therefor and (where applicable) the current list prices for the Inventory substantially consistent with the practice of other gaming institutions in connection with their gaming operations in the State of Nevada;

(g)           upon the occurrence of an Event of Default, if any Inventory is in possession or control of any of either Grantor’s agents or processors, instruct such agent or processor to hold all such Inventory for the account of Secured Party and subject to the instructions of Secured Party; and

(h)           promptly upon the issuance and delivery to Grantor of any Negotiable Document of Title, deliver such Negotiable Document of Title to Secured Party.

SECTION 8.  Insurance.

(a)           Grantor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in accordance with the terms of the Indenture.

(b)           Reimbursement under any liability insurance maintained by either Grantor pursuant to this Section 8 may be paid directly to the Person who shall have incurred liability covered by such insurance.  In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 8 is not applicable, Grantors shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance maintained by Grantors pursuant to this Section 8 shall be paid to Grantors as reimbursement for the costs of such repairs or replacements.

(c)           Upon (i) the occurrence and during the continuation of any Event of Default or (ii) the actual or constructive loss (in excess of $1,000,000 per occurrence) of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to and applied by Secured Party as specified in Section 19.

SECTION 9.  Special Covenants With Respect to Accounts and Related Contracts.

(a)           Each Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts and Related

Contracts, and all originals of all chattel paper that evidence Accounts, at the location therefor specified in Section 4 or, upon 30 days’ prior written notice to Secured Party, at such other location in a jurisdiction where all action that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby, or to enable Secured Party to exercise and enforce its rights and remedies hereunder, with respect to such Accounts and Related Contracts shall have been taken.  Each Grantor will hold and preserve such records and chattel paper and will permit representatives of Secured Party at any time during normal business hours to inspect and make abstracts from such records and chattel paper, and each Grantor agrees to render to Secured Party, at such Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.  Promptly upon the request of Secured Party, each Grantor shall deliver to Secured Party complete and correct copies of each Related Contract.

(b)           Each Grantor shall, for not less than 5 years from the date on which such Account arose, maintain (i) complete records of each Account, including records of all payments received, credits granted and merchandise returned, and (ii) all documentation relating thereto.

(c)           Except as otherwise provided in this subsection (c), each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantors under the Accounts (but, other than with respect to security deposits, in no event more than one month in advance) and Related Contracts.  In connection with such collections, each Grantor may take (and, at Secured Party’s direction, shall take) such action as such Grantor or Secured Party may deem necessary or advisable to enforce collection of amounts due or to become due under the Accounts; provided, however, that subject to the terms of the Intercreditor Agreement, Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default and upon written notice to Grantor of its intention to do so, to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to Secured Party and to direct such account debtors or obligors to make payment of all amounts due or to become due to Grantors thereunder directly to Secured Party, to notify each Person maintaining a lockbox or similar arrangement to which account debtors or obligors under any Accounts have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to Secured Party and, upon such notification and at the expense of Grantors, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantors might have done.  After receipt by either Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Accounts and the Related Contracts shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 19, and (ii) such Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon (other than settlements in the ordinary course of business and substantially consistent with the practice at other gaming institutions in connection with their gaming operations in the State of Nevada with payors of such Accounts reached to facilitate collection from such payors of such Accounts).

SECTION 10.  Special Provisions With Respect to the Assigned Agreements.

(a)           Each Grantor shall at its expense:

(i)            perform and observe all terms and provisions of the Assigned Agreements, as permitted to be amended or otherwise modified pursuant to clause (b)(ii) below, to be performed or observed by it, maintain the Assigned Agreements in full force and effect, enforce the Assigned Agreements in accordance with their terms, and take all such action to such end as may be from time to time requested by Secured Party except to the extent that failure to take any such action, either individually or in the aggregate, would not result in a Material Adverse Effect (as defined below); and

(ii)           furnish to Secured Party, promptly upon receipt thereof, copies of all notices of default received by such Grantor under or pursuant to the Assigned Agreements, and from time to time (A) furnish to Secured Party such information and reports regarding the Assigned Agreements as Secured Party may reasonably request and (B) upon request of Secured Party make to the appropriate counterparty to an Assigned Agreement such demands and requests for information and reports or for action as such Grantor is entitled to make under the Assigned Agreements.

(b)           Neither Grantor shall:

(i)            cancel or terminate any of the Assigned Agreements or consent to or accept any cancellation or termination thereof in any case with respect to the General Contractor’s Contract and, with respect to the other Assigned Agreements, if such cancellation or termination, together with all other such cancellations or terminations, could reasonably be expected to result in a Material Adverse Effect;

(ii)           amend or otherwise modify the Assigned Agreements or give any consent, waiver or approval, or approve or enter into any change order thereunder if the effect of such amendment or modification, together with all other amendments, modifications, consents, waivers or approvals made or consents, waivers or approvals given or change orders approved or entered into, is to increase materially the obligations of Partnership thereunder or to confer any additional rights on the counterparties to such Assigned Agreements which could reasonably be expected to be materially adverse to Partnership or holders of the Notes;

(iii)          waive any default under or breach of the Assigned Agreements if such waiver, together with all other such waivers could reasonably be expected to result in a Material Adverse Effect;

(iv)          consent to or permit or accept any prepayment of amounts to become due under or in connection with the Assigned Agreements, except as expressly provided therein; or

(v)           take any other action in connection with the Assigned Agreements that would impair the value of the interest or rights of such Grantor thereunder or that would impair the interest or rights of Secured Party in any case with respect to the General Contractor’s Contract and, with respect to the other Assigned Agreements if such impairment could reasonably be expected, to result in a Material Adverse Effect.

SECTION 11.  Voting Rights; Dividends; Etc.

(a)           So long as no Event of Default shall have occurred and be continuing:

(i)            Grantors shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Shares or Pledged Debt or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, that Grantors shall not exercise or refrain from exercising any such right if Secured Party shall have notified either Grantor that, in Secured Party’s judgment, such action would have a material adverse effect on the value of the Pledged Shares or Pledged Debt or any part thereof; and provided, further, that Grantors shall give Secured Party at least five Business Days’ prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right.  It is understood, however, that neither (A) the voting by either Grantor of any Pledged Shares for or either Grantor’s consent to the election of directors at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting nor (B) either Grantor’s consent to or approval of any action otherwise permitted under this Agreement shall be deemed inconsistent with the terms of this Agreement within the meaning of this subsection 11(a)(i), and no notice of any such voting or consent need be given to Secured Party.

(ii)           Grantors shall be entitled to receive and retain and to utilize free and clear of the lien of this Agreement, any and all dividends and interest paid in respect of the Pledged Shares or Pledged Debt; provided, however, that, subject to the terms of the Intercreditor Agreement, any and all

(A)          dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Shares or Pledged Debt,

(B)           dividends and other distributions paid or payable in cash in respect of any Pledged Shares or Pledged Debt in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

(C)           cash paid, payable or otherwise distributed in respect of principal or in redemption of or in exchange for any Pledged Shares or Pledged Debt,

shall be, and shall forthwith be delivered to Secured Party to hold as, Collateral and shall, if received by either Grantor, be received in trust for the benefit of Secured Party, be segregated from the other property or funds of such Grantor and be forthwith delivered to Secured Party as Pledged Shares or Pledged Debt, as the case may be, in the same form as so received (with all necessary endorsements).

(iii)          Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to Grantors all such proxies, dividend payment orders and other instruments as Grantors may from time to time reasonably request for the purpose of enabling Grantors to exercise the voting and other consensual rights which they are entitled to exercise pursuant to paragraph (i) above and to receive the dividends, principal or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

(b)           Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuation of an Event of Default:

(i)            Upon written notice from Secured Party to Grantors, all rights of Grantors to exercise the voting and other consensual rights which they would otherwise be entitled to exercise pursuant to subsection 11(a)(i) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights.

(ii)           All rights of Grantors to receive the dividends and interest payments which they would otherwise be authorized to receive and retain pursuant to subsection 11(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to receive and hold as Collateral such dividends and interest payments.

(iii)          All dividends, principal and interest payments which are received by Grantors contrary to the provisions of paragraph (ii) of this subsection 11(b) shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Grantors and shall forthwith be paid over to Secured Party as Collateral in the same form as so received (with any necessary endorsements).

(c)           In order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to subsection 11(b)(i) and to receive all dividends and other distributions which it may be entitled to receive under subsection 11(a)(ii) or subsection 11(b)(ii), (i) Grantors shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies, dividend payment orders and other instruments as Secured Party may from time to time reasonably request and (ii) without limiting the effect of the immediately preceding clause (i), Grantors hereby grant to Secured Party an irrevocable proxy to vote the Pledged Shares and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Shares would be entitled (including, without limitation, giving or withholding written consents of shareholders, calling special meetings of shareholders and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Shares on the record books of the issuer thereof) by any other Person (including the issuer of the Pledged Shares or any officer or agent thereof), upon the occurrence and during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.

SECTION 12.  Deposit Accounts.  Upon the occurrence and during the continuation of an Event of Default, Secured Party and each Lender may exercise dominion and control over, and refuse to permit further withdrawals (whether of money, securities, instruments or other property) from any deposit accounts maintained with Secured Party or such Lender constituting part of the Collateral.

SECTION 13.  License of Patents, Trademarks, Copyrights, etc.  Grantors hereby assign, transfer and convey to Secured Party, effective upon the occurrence and during the continuance of any Event of Default, the nonexclusive right and license to use all trademarks, tradenames, copyrights, customers lists, patents or technical processes owned or used by Grantors that relate to the Collateral and any other collateral granted by Grantors as security for the Secured Obligations, together with any goodwill associated therewith, all to the extent necessary to enable Secured Party to use, possess and realize on the Collateral and to enable any successor or assign to enjoy the benefits of the Collateral.  This right and license shall inure to the benefit of all successors, assigns and transferees of Secured Party and its successors, assigns and transferees, whether by voluntary conveyance, operation of law, assignment, transfer, foreclosure, deed in lieu of foreclosure or otherwise.  Such right and license is granted free of charge, without requirement that any monetary payment whatsoever be made to Grantors.

SECTION 14.  Transfers and Other Liens.  Neither Grantor shall:

(a)           sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Indenture; or

(b)           except for the security interest created by this Agreement or as permitted by the Credit Agreement, create or suffer to exist any Lien upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person.

SECTION 15.  Secured Party Appointed Attorney-in-Fact.  Each Grantor hereby irrevocably appoints Secured Party as such Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of such Grantor, Secured Party or otherwise, from time to time, to do all acts and things and to execute any instrument which Secured Party may deem necessary or advisable to perfect and continue the perfection of the security interests created by this Agreement and upon the occurrence and during the continuation of an Event of Default, to take any other action not prohibited by the Indenture and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

(a)           to obtain and adjust insurance required to be maintained by such Grantor or paid to Secured Party pursuant to Section 8;

(b)           to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)           to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above;

(d)           to file any claims or take any action or institute any proceedings (including, without limitation, any proceeding before any Gaming Authority) that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

(e)           to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Indenture) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of Grantors to Secured Party, due and payable immediately without demand;

(f)            to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral; and

(g)           subject to the terms of the Intercreditor Agreement, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and Grantors’ expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

SECTION 16.  Secured Party May Perform.  If either Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantors under Section 20.  Nothing contained herein shall obligate Secured Party to take any such action.

SECTION 17.  Standard of Care.  The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against any third parties or any other rights pertaining to any Collateral.  Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property or similar property held in Secured Party’s possession.

SECTION 18.  Remedies.

(a)           Notwithstanding any other provision hereof, if Secured Party elects, upon any Event of Default, to sell real property and any of the Collateral together under the Deed of Trust and applicable law, then the terms of the Deed of Trust shall, with respect to such sale and Collateral, control and supersede any terms in this Agreement with respect to such sale and Collateral; provided that Secured Party’s election to exercise remedies under the Deed of Trust shall have no effect on the terms contained in this Agreement with respect to any Collateral as to which Secured Party has not so elected.

(b)           If any Event of Default shall have occurred and be continuing Secured Party may, subject to the terms of the Intercreditor Agreement, exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the “Code”) (whether or not the Code applies to the affected Collateral), and also may (i) require Grantors to, and Grantors hereby agree that they will at their expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (iv) take possession of Grantors’ premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Grantors’ equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (iii) and collecting any Secured Obligation, and (v) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable.  Secured Party or any holder of Notes may be the purchaser of any or all of the Collateral at any such sale and Secured Party, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantors, and Grantors hereby waive (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which they now have or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  Each Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree.  If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the reasonable fees of any attorneys employed by Secured Party to collect such deficiency.

Notwithstanding anything to the contrary contained herein, if, upon an Event of Default hereunder or under the Indenture and foreclosure upon any gaming permits pledged and assigned herein, Secured Party is not qualified under the Gaming Laws to hold such gaming permits, then Secured Party shall designate an appropriately qualified third party to which an assignment of such gaming permits can be made in compliance with the Gaming Laws.

SECTION 19.  Application of Proceeds.  Except as expressly provided elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as Collateral for, and/or then, or at any other time thereafter, applied in full or in part by Secured Party against, the Secured Obligations in the following order of priority:

FIRST:  To the payment of all reasonable costs and expenses of such sale, collection or other realization, including costs and expenses of Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of Grantor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with Section 20;

SECOND:  To the payment of all other Secured Obligations (for the ratable benefit of the holders thereof) in such order as Secured Party shall elect; and

THIRD:  To the payment to or upon the order of Grantors, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

SECTION 20.  Indemnity and Expenses.

(a)           Each Grantor, jointly and severally, agrees to indemnify Secured Party from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party’s gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

(b)           Each Grantor, jointly and severally, shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by either Grantor to perform or observe any of the provisions hereof.

SECTION 21.  Continuing Security Interest; Successors and Assigns.  This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the indefeasible payment in full of the Secured Obligations, (b) be binding upon Grantors, their respective successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Upon the indefeasible payment in full of all Secured Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantors.  Upon any such termination Secured Party will, at Grantors’ expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination.

SECTION 22.  Definitions.  Terms used herein without definitions shall have the meanings ascribed thereto in the Indenture.  The following terms used in this Agreement shall have the following meanings:

“Circus Bridge” means the elevated building structure that spans Fifth Street and connects the Improvements with the buildings located on the adjacent real property owned by Circus Circus Casinos, Inc, a Nevada corporation which is a wholly owned Subsidiary of Mandalay.

“Deed of Trust” means the Deed of Trust, Fixture Filing With Security Agreement and Assignment of Rents dated as of the date hereof executed by the Partnership in favor of the Secured Party, as it may hereafter be amended, supplemented or otherwise modified from time to time.

“Eldorado Bridge” means the elevated building structure that spans Fourth Street and connects the Improvements with the buildings located on the adjacent real property owned by Eldorado Resorts.

“Eldorado LLC” means Eldorado Limited Liability Company, a Nevada limited liability company.

“Eldorado Resorts” means Eldorado Resorts, LLC, .a Nevada limited liability company, and a member of Eldorado LLC.

“Gaming Laws” means all statutes, rules, regulations, ordinances, codes and administrative or judicial precedents (including, without limitation, the Nevada Gaming Control Act (N.R.S. Ch. 463)) pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Partnership or its subsidiaries within its jurisdiction.

“Hotel” means the Silver Legacy Hotel and Casino in Reno, Nevada, including, without limitation, the Premises; the Improvements (including, without limitation, the Silver Legacy Bridge and the Tunnel (as defined below)); the Skyways, all street work; drainage; plantings; signalization; and other installations, equipment and facilities located on or off of the Premises and required of the Partnership by governmental authorities in connection with development of the Premises.

“Improvements” means all buildings, structures, facilities and other improvements of every kind and description now or hereafter located on the Premises, including all parking areas, roads, driveways, walks, fences, walls, beams, recreation facilities, drainage facilities, lighting facilities and other site improvements, all water, sanitary and storm sewer, drainage, electricity, steam, gas, telephone and other utility equipment and facilities, all plumbing, lighting, heating, ventilating, air-conditioning, refrigeration, incinerating, compacting, fire protection and sprinkler, surveillance and security, vacuum cleaning, public address and communications equipment and systems, all screens, awnings, floor coverings, partitions, elevators, escalators, motors, machinery, pips, fittings and other items of equipment and personal property of every kind and description now or hereafter located on the Premises or attached to the improvements (excluding the Skyways but including any support structures attached to the improvements with respect to the Skyways and including the Silver Legacy Bridge and the Tunnel) that by the nature of their location thereon or attachment thereto are real property under applicable law.

“Mandalay” means Mandalay Resort Group, a Nevada corporation, its successors and permitted assigns.

“Material Adverse Effect” means (i) a material adverse effect upon (a) the business, operations, properties, assets, condition (financial or otherwise) or prospects of the Partnership and its subsidiaries taken as a whole, (b) the validity, priority or enforceability of any of the Indenture, the Notes, the Collateral Documents or any Lien created or intended to be created thereby, or (c) the use, occupancy or operation of all or any material part of the Hotel or (ii) the impairment of the ability of the Issuers and any Subsidiary Guarantor materially to perform, or of Trustee or Noteholder to enforce the obligations of the Issuers and Subsidiary Guarantors under the Indenture, the Notes and the Subsidiary Guarantees.

“Premises” means the real property situated in Reno, Nevada, and more particularly described in the Deed of Trust.

“Skyway Easements” means those two certain Bridge Easements recorded in the Official Records of Washoe County, Nevada, one by and between the Partnership and Eldorado Resorts and the other by and between the Partnership and Circus Circus Casinos, Inc., pursuant to which, among other things, Partnership was granted perpetual easements for pedestrian access to and from the Improvements via the Eldorado Bridge and the Circus Bridge, respectively.

“Skyways” means the Circus Circus Bridge and the Eldorado Bridge; the Skyways are owned by Mandalay and Eldorado Resorts, respectively, and are subject to the terms and provisions of the Skyway Easements.  The Skyways do not include the Silver Legacy Bridge.

“Tunnel” means the tunnel beneath Sierra Street that connects the casino portion of the Hotel to the hotel portion of the Hotel.

SECTION 23.  Secured Party as Agent.

(a)           Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Indenture.  Notwithstanding any other provisions hereof, Secured Party shall have no responsibility other than pursuant to its obligations under the Indenture and the Trust Indenture Act of 1939, as amended, for filing financing statements, continuation statements, or other documents, or taking any other action, to preserve any of the Collateral or the validity, perfection, priority or enforceability of the security interests granted hereby.

(b)           Secured Party shall at all times be the same Person that is Trustee under the Indenture and shall be entitled to all of the rights of Trustee specified in the Indenture, including Section 7.02 thereof, in carrying out its duties hereunder.  Written notice of resignation by Trustee pursuant to subsection 7.08 of the Indenture shall also constitute notice of resignation as Secured Party under this Agreement; removal of Trustee pursuant to subsection 7.08 of the Indenture shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Trustee pursuant to subsection 7.08 of the Indenture shall also constitute appointment of a successor Secured Party under this Agreement.  Upon the acceptance of any appointment as Trustee under subsection 7.08 of the Indenture by a successor Trustee, that successor Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party (at Grantors’ expense) such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring, or removed Secured Party shall be discharged from its duties and obligations under this Agreement.  After any retiring or removed Trustee’s resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

SECTION 24.  Amendments; Etc.  No amendment or waiver of any provision of this Agreement, or consent to any departure by either Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and Grantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

SECTION 25. Notices.  Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex prior to 5:00 p.m. on a Business Day, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices to Secured Party shall only be effective upon receipt.  For the purposes hereof, the address of each party hereto shall be as set forth under such party’s name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

SECTION 26.  Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to he a waiver of any default or acquiescence therein. nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 27.  Severability.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 28.  Headings.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 29.  GOVERNING LAW; TERMS.  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEVADA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  Terms defined in Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of Nevada shall, unless otherwise defined herein, have the meanings set forth in such Articles 8 and 9 of the Uniform Commercial Code.

SECTION 30.  Consent to Jurisdiction and Service of Process.  ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST EITHER GRANTORS ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEVADA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH GRANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.  Each Grantor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such Grantor at its address provided in Section 24, such service being hereby acknowledged by such Grantor to be sufficient for personal jurisdiction in any action against such Grantor in any such court and to be otherwise effective and binding service in every respect.  Nothing herein shall affect the right to serve process in any other manner permitted by law.

SECTION 31.  Waiver of Jury Trial.  EACH GRANTOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims, and all other common law and statutory claims.  Grantors and Secured Party each acknowledge that this waiver is a material inducement for Grantors and Secured Party to enter into a business relationship, that Grantors and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings.  Grantors and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY

SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 32.  Financing Statement Property Description.  To perfect the security interests granted under this Agreement, Grantors expressly authorize Secured Party to file financing statements naming each Grantor as debtor with the Collateral Description “all assets of the debtor”, “all personal property of the debtor” or words to that effect.

SECTION 33.  Release. Upon any sale, lease, transfer or other disposition of any item of Collateral provided such transaction is not prohibited under the terms of the Indenture, Secured Party will, at Grantors’ expense, execute and deliver to Grantors such documents as Grantors may reasonably request to release such item of Collateral from the security interest granted hereby provided (i) at the time of such request an Event of Default shall not have occurred and be continuing ,(ii) Grantors shall have provided Secured Party at least ten business days prior to the proposed release date a written request for release describing the item of Collateral and the material terms of the sale together with the form of release and a certificate of an officer of each Grantor certifying such transaction is in accordance with and is permitted under the Indenture and (iii) the proceeds of any such transaction shall be applied in accordance with the provisions of the Indenture.

SECTION 34.  Intercreditor Agreement.  In the event of any conflict or inconsistency between this Agreement and the Intercreditor Agreement the provisions of the Intercreditor Agreement shall control.

SECTION 35.  Counterparts.  This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

IN WITNESS WHEREOF, Grantors and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

CIRCUS AND ELDORADO JOINT VENTURE,
a Nevada general partnership

By:	/s/ Bruce Sexton
Bruce Sexton
Chief Accounting and Financial Officer

Notice Address:	c/o Circus and Eldroado Joint Venture
407 North Virginia Street
Reno, Nevada 89501
Attn: Bruce Sexton

SILVER LEGACY CAPITAL CORP.,
A Nevada corporation

By:	/s/ Bruce Sexton
Bruce Sexton
Chief Accounting and Financial Officer

Notice Address:	c/o Circus and Eldroado Joint Venture
407 North Virginia Street
Reno, Nevada 89501
Attn: Bruce Sexton

SCHEDULE I

TO SECURITY AGREEMENT

Assigned Agreements

1                                        Contract for Construction, dated as of February 7, 1994, by and between Perini Building Company and Circus and Eldorado Joint Venture as amended by Change Order Nos. 1-10, as amended, supplemented or otherwise modified from time to time.

2                                        Agreement Between Owner and Architect, dated as of February 1994, by and between Mitchell Cohen Architects, Inc. and Circus and Eldorado Joint Venture, as assigned to Urban Design Group, P.C. pursuant to that undated Assignment by and among Circus and Eldorado Joint Venture, Mitchell Cohan Architects, Inc.. UDG, Inc. d/b/a Urban Design Group, Inc. and Urban Design Group, P.C. as it may be amended, supplemented or otherwise modified from time to time.

3                                        Letter agreement, dated November 18, 1993, by and between Smith-Casino Advisory and Circus and Eldorado Joint Venture as amended by Addendum One to Letter Agreement for Project C dated as of January 24, 1995, as amended by Addendum Two to Letter Agreement for Silver Legacy dated as of March 10, 1995, as it may be amended, supplemented or otherwise modified from time to time.

SCHEDULE II

TO SECURITY AGREEMENT

Locations of Equipment:

407 North Virginia Street, Reno, Nevada 89501

1975 Timber Way, Reno, Nevada 89512

50 East 4th Street, Reno, Nevada 89501

Locations of Inventory:

407 North Virginia Street, Reno, Nevada 89501

1975 Timber Way, Reno, Nevada 89512

50 East 4th Street, Reno, Nevada 89501